UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

PREVENTION INSURANCE.COM
(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 7 552 Lonsdale Street, Melbourne, Australia	3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 3 8393 1459

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2022, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Nevada Secretary of State which;

(a). Increase the authorized shares of common stock of the Company, par value $0.0001, from 200,000,000 shares to 500,000,000 shares, and

(b). Increase the authorized shares of preferred stock of the Company, par value $0.0001, from 10,000,000 shares to 50,000,000 shares and all such shares be deemed “blank check” preferred shares in accordance with Article Seventeen of the Company’s Amended and Restated Articles of Incorporation (filed with the Nevada Secretary of State on or about February 20, 2001);

(collectively, the corporate actions provided in paragraphs (a) and (b) are hereby referred to as the “Corporate Actions”).

The Corporate Actions were adopted at a meeting of our Board of Directors on February 28, 2022, and the Board of Directors recommended that the Corporate Actions be presented to our shareholders for approval. The record date of the Corporate Actions was March 1, 2022. On March 1, 2022, our majority stockholder, holding 85% of our outstanding voting securities executed written consent approving Corporate Actions.

The Certificate of Amendment is attached as Exhibit 3.1(iv).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1(iv)	Certificate of Amendment filed with the Nevada Secretary of State on May 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM
(Registrant)

Date: May 6, 2022	By:	/s/ Anthony Lococo
Anthony Lococo
Chief Executive Officer

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